CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-51603, 333-27437 and 333-63659) of Tandy
Corporation of our report dated September 9, 1998 appearing on page 21 of this Form 11-K.


PRICEWATERHOUSECOOPERS LLP
Fort Worth, Texas
September 25, 1998